Exhibit (10)(w)(ii)

Annual Incentive Plan Amendment

December 19, 2011

The Potlatch Corporation Annual Incentive Plan is amended as follows:

Paragraph 9 (c) under FORM AND TIME OF PAYMENT OF AWARDS, is hereby deleted and replaced in its entirety with the following:

"Notwithstanding any other provision of the Plan, the Board of Directors or the Committee may, in its sole discretion, decrease but not increase the amount of an Award with respect to an Award Year and alter the time and form of payment of an Award with respect to an Award Year."